Exhibit 99.1

Eclipse Resources Reports Proved Reserves, Operational and Financial Update

STATE COLLEGE, PA- January 31, 2018 - (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today, in advance of the Company’s 2018 Analyst Day, provided an update on its fourth quarter and full year 2017 production and announced its year-end 2017 proved reserves, 2018 capital budget, and first quarter and full year 2018 guidance.

Highlights of the release include:

•	Net production for the fourth quarter 2017 averaged 311.7 MMcfe per day, a 22% increase over fourth quarter 2016 production
•	Net production for the full year 2017 averaged 310.7 MMcfe per day, a 36% increase over 2016 full year production
•	Year-end 2017 proved reserves increased by 211% to 1.46 Tcfe based on SEC pricing, and by 19% to 1.46 Tcfe based on forward strip pricing, in each case, as compared to year-end 2016 proved reserves
•	Preliminary 2017 drill bit only finding and development costs are estimated to be $0.26 per Mcfe and all sources finding and development costs are estimated to be $0.31 per Mcfe
•	During the full year 2017, the Company drilled 29 gross wells with an average lateral length of approximately 13,600 feet, which included eight wells with a lateral length greater than 19,000 feet
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The Company has updated its “type well” assumptions for 2018, including extending the average lateral length for all of its Utica Shale wells to 16,000 feet, updating service cost assumptions and adjusting its initial flow assumption on its Utica Shale Dry gas wells, which the Company expects will accelerate production over its previous expectations

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Subsequent to year-end, the Company executed an amendment to one of its gas gathering agreements covering the majority of its Dry Gas Utica Shale wells in Ohio which, among other provisions, resulted in a reduction to the gathering rate of approximately 20%

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The Company has established an initial capital budget for the full year 2018 of approximately $300 - $320 million.  Eclipse Resources has elected to retain 30% of its pre-carry working interest in the second program of its Utica Shale drilling joint venture agreement with Sequel Energy

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The Company issued first quarter 2018 and full-year 2018 guidance, including a production guidance range for the full-year 2018 of 335 MMcfe per day to 355 MMcfe per day, and estimated year- over-year condensate growth of approximately 42%, which reflects the Company’s objective of increasing its oil and liquids exposure as a percentage of its total production for 2018

Production

The Company reported fourth quarter 2017 average net production of 311.7 MMcfe per day. The Company also reported full year 2017 average net production of 310.7 MMcfe per day, which represents 36% growth on a year- over- year basis. For the fourth quarter of 2017, the Company’s production mix was 74% natural gas, 15% natural gas liquids (“NGLs”) and 11% oil, while the production mix for the full year 2017 was 77% natural gas, 14% NGLs and 9% oil.

Commenting on the operational activity, Benjamin W. Hulburt, Eclipse Resources Chairman, President and CEO, said the following, “Our full year 2017 average net production of approximately 311 MMcfe per day was slightly below the low end of our previously revised higher guidance.  This was the result of shut-in or curtailed production during offsetting completion operations, as well as the conscious decision to reorder our drilling schedule towards our condensate wells (which can have a negative effect on an Mcfe basis using the traditional 6:1 ratio, but results in higher cash flow). Given our heavy condensate weighted turn to sales schedule in the early portion of 2018, we believe our increased liquids exposure as part of our commodity mix will allow us to increase revenue on a per unit basis despite the backwardation of the natural gas strip. With the closing of the Sequel joint venture during the fourth quarter of 2017, we believe we will continue to capture the operational efficiencies gained from our current two gross rig development program.  We anticipate the 2018 capital budget of $300 - $320 million will allow Eclipse to achieve production growth targets of approximately 8% to 14% on an Mcfe basis and over 40% growth in oil (condensate) production in 2018, in each case as compared to 2017 production, while maintaining the operational flexibility as we move into the second half of the year to lower capital expenditures by approximately $50-$75 million if commodity prices do not support this level of spending.”

In addition, the Company recently began the process of turning to sales two operated Marcellus wells on its “stacked pay” pad composed of three Utica Dry gas and the two Marcellus wells. Based on the initial results of these wells, this area could be a focus area for incremental condensate rich activity and contains 78 potential drilling locations with an anticipated return profile that could be highly competitive with the rest of our portfolio. The Company will continue to evaluate these wells as it looks to develop multi-formation pads in this area of its acreage.”

Proved Reserves

The Company has recently received its annual reserve report as prepared by its independent reservoir engineering firm, Netherland, Sewell & Associates, Inc., which estimated the Company’s proved reserves at December 31, 2017 to be 1.46 Tcfe, a 211% increase compared to proved reserves at December 31, 2016. This increase in reserves was driven mainly by an increase in proved developed producing reserves related to new wells coming into production during 2017 and from the addition of incremental proved undeveloped reserves. The Company’s longer lateral development and enhanced completion design has been instrumental in adding value and we believe will provide for progressively larger reserve additions. SEC prices for reserves were calculated as of December 31, 2017 and among other items calibrated for quality, energy content and market differentials with the average adjusted product price weighted by production over the remaining lives of the properties being $51.34 per Bbl for oil, $2.98 per Mcf for natural gas, and $21.83 per Bbl of NGLs.

Utilizing SEC pricing as of December 31, 2017, the PV101 value would be approximately $730 million and the proved reserve volumes would be 1.46 Tcfe. This represents a value increase of $524 million, or approximately 254%, and a volume increase of approximately 990 Bcfe, or 211%, relative to the Company’s reserves at year-end 2016 using year-end 2016 SEC prices.

Utilizing forward New York Mercantile Exchange (“NYMEX”) pricing as of December 31, 2017, the PV101 value would be approximately $738 million and the proved reserve volumes would be 1.46 Tcfe. This represents a value increase of $130 million, or approximately 21%, and a volume increase of approximately 237 Bcfe, or 19%, relative to the Company’s reserves at year-end 2016 using year-end 2016 NYMEX forward prices.

For the year 2017, the Company estimates that its drill bit only finding and development cost, excluding revisions, was $0.26 per Mcfe while the all sources finding and development cost for estimated proved reserve additions, including revisions was $0.31 per Mcfe. The finding and development costs are based on the Company’s preliminary and unaudited 2017 capital costs.  Final capital costs will be provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and may differ materially from the Company’s estimates.

1	Non-GAAP measure. See reconciliation at the end of the press release for details

2018 Capital Budget

The Company has established an initial capital budget for 2018 of between $300 - $320 million, allocated approximately 84% for drilling and completions activities, 8% for midstream activities, 6% for land activities and 2% for other capital requirements.  This budget incorporates the Company’s drilling joint venture with Sequel Energy, in which the Company made a pre-carry working interest election of 50% in the first 16 well program and a pre-carry working interest election of 30% in the second 17 well program.  The initial capital budget assumes the drilling of 17 net (33 gross) horizontal Utica Shale wells and the completion of 18 net (35 gross) horizontal Utica Shale wells, including the drilling and completion of 1 net (1.0 gross) Flat Castle area well. The wells to be drilled in 2018 are expected to average over 16,800 feet in lateral length.

Guidance

The Company issued the following first quarter and full year 2018 guidance in the table below:

	Q1 2018	FY 2018
Production MMcfe/d	295 - 305	335 - 355
% Gas	74% - 76%	73% - 77%
% NGL	13% - 15%	12% - 16%
% Oil	10% - 12%	10% - 12%
Gas Price Differential ($/Mcf)[1,2]	$(0.10) - $(0.20)	$(0.25) - $(0.35)
Oil Differential ($/Bbl)[1]	$(6.25) - $(6.75)	$(6.25) - $(7.25)
NGL Prices (% of WTI)[1]	45% - 48%	35% - 40%
Cash Production Costs ($/Mcfe)[3]	$1.50 - $1.55	$1.55 - $1.60
Cash G&A ($mm)[4]	$9.5 - $10.0	$38 - $40
CAPEX ($mm)		~$300 - $320

1	Excludes impact of hedges
2	Excludes the cost of firm transportation
3	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
4	Non-GAAP measure which excludes non-cash compensation, see reconciliation to the most comparable GAAP measure at the end of the press release

Analyst Day

Eclipse Resources will host its 2018 Analyst Day on Wednesday, January 31st at the JW Marriot Hotel in Houston, Texas.  A live audio webcast of the event will begin at 9:00 am (Central Time) and can be accessed via the “Investors” section of Eclipse Resources’ website at www.eclipseresources.com. The Company plans to post the Analyst Day Presentation to the “Investors” section of the Company’s website prior to the event.

Non-GAAP Disclosure

Year-end pre-tax PV10 value is a non-GAAP financial measure as defined by the SEC. Eclipse Resources believes that the presentation of pre-tax PV10 value is relevant and useful to the Company’s investors because it presents the discounted future net cash flows attributable to Eclipse Resources’ reserves prior to taking into account corporate future income taxes and the Company’s current tax structure. Eclipse Resources further believes investors and creditors use pre-tax PV10 value as a basis for comparison of the relative size and value of the Company’s reserves as compared with other companies.

The GAAP financial measure most directly comparable to pre-tax PV10 is the standardized measure of discounted future net cash flows ("Standardized Measure"). Eclipse Resources expects to include a full reconciliation of pre-tax PV10 to Standardized Measure in its Annual Report on Form 10-K for the year ended December 31, 2017.

	Year Ended December 31,
	SEC Pricing		Strip Pricing
(In thousands)	2017	2016	2017	2016
Future net cash flows	$1,538,529	$300,430	$1,557,589	$1,189,923
Present value of future net cash flows:
Before income tax (PV-10)	$729,687	$205,981	$740,764	$608,306
Income taxes	—	—	—	—
After income tax (standardized measure)	$729,687	$205,981	$740,764	$608,306

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

Guidance
(In thousands)	For the Three Months Ending March 31, 2018	For the Year Ending December 31, 2018
General and administrative expenses, estimated to be reported	$10,500-$13,000	$46,500-$50,500
Stock-based compensation expense	(1,000-3,000)	(8,500-10,500)
Cash general and administrative expenses	$9,500-$10,000	$38,000-$40,000

About Eclipse Resources

Eclipse Resources is an independent exploration and production Company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 3, 2017 (the “2016 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include, but are not limited to, statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, natural gas liquids and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2016 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com